EXHIBIT 99.1

OXiGENE Regains Compliance With NASDAQ Listing Requirements

SOUTH SAN FRANCISCO, Calif., April 7, 2010 (GLOBE NEWSWIRE) -- OXiGENE, Inc. (Nasdaq:OXGN), a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases, today announced that it has received a letter from NASDAQ Global Market exchange confirming that, with the appointment of Tamar Howson to the Company's audit committee, as detailed in the Company's Form 8-K filed on April 5, 2010, NASDAQ staff has determined that the Company complies with Listing Rule 5605(c)(2) requiring the Company to have at least three independent directors on its audit committee for continued listing on the NASDAQ Global Market, and this matter is now closed.

About OXiGENE

OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. The Company's major focus is developing vascular disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.

The OXiGENE, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4969

CONTACT:  OXiGENE, Inc.
          Investor and Media Contact:
          Michelle Edwards, Investor Relations
          650-635-7006
          medwards@oxigene.com